EXHIBIT 10.3


           FORM OF STOCK OPTION AGREEMENT ISSUED ON SEPTEMBER 17, 1998

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                         FORM OF STOCK OPTION AGREEMENT

         THIS AGREEMENT dated as of the 17th day of September, 1998 (the "Grant Date") is made and entered into by and between Computer Marketplace, Inc., a Delaware corporation with its principal offices located at 1171 Railroad Street, Corona, CA (the "Company") and ____________________________________________
whose address is:_____________________________________________ (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company has approved the granting to the Optionee of stock options to purchase certain shares of the Company's common stock, par value $.0001 per share ("Common Stock"), as compensation for services rendered to the Company; and



         WHEREAS, the Optionee desires to accept the grant of such options, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

         1. GRANT OF OPTION. Subject to the provisions of this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company __________________________ shares of Common Stock (the "Option Shares") at an exercise price of $1.00 per share (the "Exercise Price").

         2. TERM. This Option is exercisable for the period commencing on the Grant Date and terminates on December 31, 2001 (the "Termination Date"), subject to the provisions for termination and acceleration herein.

         3. TERMINATION PROVISIONS. The right to exercise this Option is subject to the following additional restrictions and limitations:

              (a) TERMINATION OF EMPLOYMENT. If the Optionee is an employee of the Company and employment by the Company or any of its subsidiaries of the Optionee is terminated for any reason other than death, the Option may be exercised for a period of one year after the later of (i) the date of such termination or (ii) the effective date of a registration statement covering the issuance and resale of the Option Shares; provided however, in no event shall this option terminate after the Termination Date.

              (b) DEATH OF OPTIONEE. If the Optionee shall die while this Option remains exercisable, the Optionee's legal representative or representatives or the persons entitled to do so under the Optionee's last will and testament or under applicable intestate laws shall have the right to exercise this Option, and such right shall expire and this Option shall terminate one year after the date of the Optionee's death or on the expiration date of this Option, whichever date is earlier. In all other respects, this Option shall terminate upon such death.

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         4. ADJUSTMENTS AND CORPORATE REORGANIZATIONS. If the outstanding shares of stock of the class then subject to this Option are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations,
recapitalizations,   spin-offs,   stock  splits,  reverse  stock  splits,  stock
dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Company's board of directors whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for property (including cash), rights or securities not of the Company's issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, this Option shall terminate, unless provisions be made in writing in connection with such transaction for the assumption of this Option, or the substitution for this Option of an option covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments in accordance with the provisions hereinabove in this
Section 4 as to the number and kind of shares optioned and their exercise prices, in which event this Option shall continue in the manner and under the terms so provided.

         If this Option shall terminate pursuant to the next preceding paragraph, the Optionee or other person then entitled to exercise this Option shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of this Option, including the portions thereof which would, but for this Section 4 not yet be exercisable.



         5. EXERCISE, PAYMENT FOR AND DELIVERY OF STOCK. This Option may be exercised by the Optionee or other person then entitled to exercise it by giving four business days' written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of the Company in payment of such price. If the Company is required to withhold on account of any federal, state or local tax imposed as a result of such exercise, the notice of exercise shall also be accompanied by a check to the order of the Company in payment of the amount thus required to be withheld.



         6. CASHLESS EXERCISE. The Optionee may exercise part or all of the Option by tender to the Company of a written notice of exercise together with advice of the delivery of an order to a broker to sell part or all of the Option Shares, subject to such exercise notice and an irrevocable order to such broker to deliver to the Company (or its transfer agent) sufficient proceeds from the sale of such Option Shares to pay the exercise price and any withholding taxes. All documentation and procedures to be followed in connection with such a "cashless exercise", including the delivery of Option Shares having a fair market value (after deduction of the applicable exercise price) equal to the

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exercise price,shall be approved in advance by the Company, which approval shall be expeditiously provided and not unreasonably withheld.

         7. RIGHTS IN STOCK BEFORE ISSUANCE AND DELIVERY. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

         8. REGISTRATION OF OPTION SHARES. The Company shall use reasonable efforts to register the Option Shares for sale to the public and to maintain the effectiveness of such registration.

         9.       MISCELLANEOUS PROVISIONS.

                  (a) NOTICES. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, which shall be addressed to each party's respective address, as set forth in the first paragraph of this Agreement, or to such other address as such party shall give to the other party hereto by a notice given in accordance with this Section and, except as otherwise provided in this Agreement, shall be effective when deposited in the United States mail properly addressed and postage prepaid. If such notice is sent other than by the United States mail, such notice shall be effective when actually received by the party being noticed.

                  (b) ASSIGNMENT. This Agreement and the rights granted hereunder may not be assigned in whole or in part by Optionee except by will or the laws of descent and distribution, and the Option is exercisable during Optionee's lifetime only by the Optionee.

                  (c) FURTHER ASSURANCES. Both parties hereto shall execute and deliver such other instruments and do such other acts as may be reasonably necessary to carry out the intent and purposes of this Agreement.

                  (d) GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

                  (e) CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

                  (f) COMPLETENESS AND MODIFICATION. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the grant of stock options to the Optionee. This Agreement shall not terminate, except in accordance with its terms, or amended in writing executed by all of the parties hereto.

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                  (g) WAIVER. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

                  (h) SEVERABILITY. The invalidity or enforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase, or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

                  (i) CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (j) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, estate and personal representatives of the Optionee and upon the successors and assigns of the Company.

                  (k) LITIGATION-ATTORNEYS' FEES. In connection with any litigation arising out of the enforcement of this Agreement or for its interpretation, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees, at the trial and all appellate levels from the other party hereto, who was an adverse party to such litigation.

         IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.


                                                    COMPUTER MARKETPLACE, INC.



                                                    By: /s/L.WAYNE KIlEY
                                                       -------------------------
                                                           L. Wayne Kiley
                                                           President









                                                    By:
                                                       -------------------------
                                                           Optionee

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